UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                                    Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

LEGG MASON INVESTMENT TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which the transaction applies:

	(2)	Aggregate number of securities to which the transaction applies:

	(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of the transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

On or about January 6, 2017, Legg Mason Investment Trust began using the following script in connection with the solicitation of proxies for its January 30, 2017 special meeting of shareholders:

“Hello, this is Bill Miller, Portfolio Manager of the Legg Mason Opportunity Trust. I’m calling about the special meeting of Fund shareholders being held on January 30, 2017 to approve a plan of reorganization for the Legg Mason Opportunity Trust. You should have received proxy information related to this meeting in the past few days. The package included instructions on how to easily vote your shares by mail, over the phone or online.

As one of our top Fund shareholders we need your participation in the vote to approve this important agreement and reorganization.

You can vote now by pressing 1 at any time to be connected with a proxy specialist. If this message was recorded on your voice mail, please call 855-723-7817 to vote your shares.

Thank you for your time and your vote.”